Exhibit 99.3

Epsilon Energy Ltd.

Unaudited Pro Forma Condensed Combined Financial Information

On August 11, 2025, Epsilon Energy Ltd. (the “Company” or “Epsilon”) entered into (i) that Membership Interest Purchase Agreement (the “Peak E&P Purchase Agreement”) by and among the Company, Epsilon Energy USA, Inc. (“Epsilon USA”), Peak Exploration & Production, LLC (“Peak E&P”), certain seller signatory thereto, and Yorktown Energy Partners XI, L.P., as representative of such sellers (such sellers and their representatives, collectively, “Yorktown”), and (ii) that Membership Interest Purchase Agreement (the “Peak BLM Purchase Agreement” and together with the Peak E&P Purchase Agreement, the “Purchase Agreements”) by and among the Company, Epsilon USA, Yorktown, and Peak BLM Lease LLC (“Peak BLM”). Subject to the terms and conditions of the Purchase Agreements, Epsilon USA, a wholly owned subsidiary of the Company, will acquire all of the issued and outstanding limited liability company interests of each of Peak E&P and Peak BLM (collectively, together with their respective subsidiaries, the “Acquired Companies”), and as a result the Acquired Companies would become indirect wholly owned subsidiaries of the Company.  The Purchase Agreements closed on November 14, 2025 (the “Closing Date”).

Total consideration paid as of the Closing Date, was $88.5 million. Total consideration, as of the Closing Date, consisted of 5,591,372 common shares, no par value (“Common Shares”), of the Company at closing under the Peak E&P Purchase Agreement. At the Closing Date, the Company issued 90,117 Common Shares to Yorktown under the Peak BLM Purchase Agreement and, subject to the conditions of the Peak BLM Purchase Agreement, the Company issued an additional 2,234,847 Common Shares following the Closing Date on November 19, 2025. Epsilon shareholders will retain approximately 73.5% of Epsilon outstanding equity and approximately 26.5% will be owned by Yorktown. Additionally, the Company made a payment of $50.3 million (with proceeds from the Company’s revolving credit facility), to satisfy all indebtedness of Peak E&P.

The Acquired Companies are privately held oil and gas exploration and production companies that operate in the Power River Basin (“PRB”). As of December 31, 2024, the Acquired Companies own approximately 39,600 net leasehold acres (out of 61,000 gross acres) in the PRB, primarily in Campbell and Converse Counties, Wyoming. The Acquired Companies’ operations are focused on the development of multiple productive horizons, including the Parkman, Shannon, Turner, Niobrara, and Mowry formations, utilizing advanced horizontal drilling and completion technologies.

The acquisition of the Acquired Companies has been assumed to be accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The assets acquired and liabilities assumed would be recorded at their respective fair values as of the Closing Date. Any transaction costs were assumed to be expensed as incurred in accordance with ASC 805. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Epsilon’s historical condensed consolidated financial information.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025 gives effect to the acquisition of the Acquired Companies as if it had been completed on September 30, 2025. The Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2025 and the Year Ended December 31, 2024 give effect to the acquisition of the Acquired Companies as if it had been completed on January 1, 2024. The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Epsilon. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements. Additional assumptions and estimates underlying the pro forma adjustments are also described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Epsilon would have been had the acquisition of the Acquired Companies occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. In Epsilon’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the acquisition of the Acquired Companies and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	The audited consolidated financial statements and accompanying notes of Epsilon contained in Epsilon’s Annual Report on Form 10-K for the year ended December 31, 2024;
•	The unaudited consolidated financial statements and accompanying condensed notes contained in Epsilon’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025;
•	The audited consolidated financial statements and related notes of Peak E&P for the year ended December 31, 2024, which are included elsewhere in this filing;
•	The audited consolidated financial statements and related notes of Peak BLM for the year ended December 31, 2024, which are included elsewhere in this filing;
•	The unaudited consolidated financial statements and related notes of Peak E&P as of September 30, 2025 and for the nine months ended September 30, 2025, which are included elsewhere in this filing; and
•	The unaudited consolidated financial statements and related notes of Peak BLM as of September 30, 2025 and for the nine months ended September 30, 2025, which are included elsewhere in this filing.

Epsilon Energy Ltd.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2025

				Transaction Accounting Adjustments
	Historical			Conforming and		Acquisition		Pro Forma
	Epsilon	Peak BLM	Peak E&P	Reclassifications		Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$12,766,167	$15,000	$5,172,000	$—		$50,336,000	(b)	$17,953,167
						(50,336,000)	(b)
Accounts receivable, net	4,515,199	609,000	9,005,000	—				14,129,199
Fair value of derivatives	889,187	—	—	712,000	(a)			1,601,187
Commodity derivatives	—	—	712,000	(712,000)	(a)			—
Prepaid income taxes	—	—	—	—				—
Inventories	—	—	105,000	(105,000)	(a)			—
Other current assets	965,970	—	—	722,000	(a)			1,826,970
				105,000	(a)
				34,000	(a)
Prepaid expenses and other current assets	—	34,000	722,000	(722,000)	(a)			—
				(34,000)	(a)
Total current assets	19,136,523	658,000	15,716,000	—		—		35,510,523
Non-current assets
Property and equipment:
Oil and gas properties, successful efforts method
Proved properties	200,066,005	—	—	539,426,000	(a)	(539,426,000)	(c)	245,421,691
						44,000,000	(d)
						1,355,686	(e)
Unproved properties	33,396,744	—	—	63,158,000	(a)	(63,158,000)	(c)	89,074,837
						55,678,093	(d)
Accumulated depletion, depreciation, amortization and impairment	(134,181,378)			(477,846,000)	(a)	477,846,000	(c)	(134,181,378)
Oil and natural gas property and equipment, based on successful efforts method accounting, net	—	18,997,000	105,741,000	(124,738,000)	(a)	—		—
Total oil and gas properties, net	99,281,371	18,997,000	105,741,000	—		(23,704,221)		200,315,150
Gathering system	43,540,301	—	—	4,308,000	(a)	—		47,848,301
Accumulated depletion, depreciation, amortization and impairment	(37,271,826)	—	—	(3,728,000)	(a)	—		(40,999,826)
Total gathering system, net	6,268,475	—	—	580,000		—		6,848,475
Land	637,764	—	—	594,000	(a)	—		1,231,764
Buildings and other property and equipment, net	221,901	—	—	740,000	(a)	3,070,000	(j)	4,031,901
Other property, plant and equipment, net	—	—	1,334,000	(1,334,000)	(a)	—		—
Total property and equipment, net	106,409,511	18,997,000	107,075,000	580,000		(20,634,221)		212,427,290
Other assets:
Right-of-use assets	—	—	276,000	(276,000)	(a)	—		—
Operating lease right-of-use assets, long term	272,298	—	—	276,000	(a)	—		548,298
Restricted cash	470,000	—	—	—		—		470,000
Commodity derivatives	—	—	538,000	(538,000)	(a)	—		—
Fair value of derivatives	—	—	—	538,000	(a)	—		538,000
Prepaid drilling costs	4,673	—	—	—		—		4,673
Other assets, net	—	—	940,000	(580,000)	(a)	—		360,000
Total non-current assets	107,156,482	18,997,000	108,829,000	—		(20,634,221)		214,348,261
Total assets	$126,293,005	$19,655,000	$124,545,000	$—		$(20,634,221)		$249,858,784

Epsilon Energy Ltd.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2025

				Transaction Accounting Adjustments
	Historical			Conforming and		Acquisition		Pro Forma
	Epsilon	Peak BLM	Peak E&P	Reclassifications		Adjustments		Combined
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable trade	$2,963,805	$—	$—	$8,003,000		$2,470,000	(i)	$13,436,805
Gathering fees payable	978,890	—	—	—		—		978,890
Royalties payable	1,481,520	—	—	—		—		1,481,520
Income taxes payable	1,556,724	—	—	—		—		1,556,724
Accrued capital expenditures	1,605,705	—	—	19,000	(a)	—		1,624,705
Accrued compensation	726,213	—	—	—		—		726,213
Other accrued liabilities	490,970	—	—	2,169,000	(a)	3,900,000	(f)	9,073,970
				2,514,000	(a)
Fair value of derivatives	—	—	—	104,000	(a)	—		104,000
Operating lease liabilities	120,799	—	—	150,000	(a)	—		270,799
Accounts payable and accrued expenses	—	276,000	10,260,000	(19,000)	(a)	—		—
				(2,514,000)	(a)
				(8,003,000)	(a)
Oil and natural gas revenue payable	—	—	9,565,000	—		—		9,565,000
Production and ad valorem taxes payable	—	—	2,169,000	(2,169,000)	(a)	—		—
Commodity derivatives	—	—	104,000	(104,000)	(a)	—		—
Current portion of long-term debt	—	—	48,262,000	—		(50,336,000)	(b)	—
						736,000	(b)
						1,338,000	(b)
Right-of-use liabilities	—	—	150,000	(150,000)	(a)	—		—
Total current liabilities	9,924,626	276,000	70,510,000	—		(41,892,000)		38,818,626
Non-current liabilities
Asset retirement obligations	3,822,030	51,000	3,066,000	—		(1,761,315)	(e)	5,177,715
Revolving line of credit	—	—	—	—		50,336,000	(b)	50,336,000
Deferred income taxes	12,062,053	—	—	—		—		12,062,053
Operating lease liabilities, long term	266,263	—	—	142,000	(a)	—		408,263
Fair value of derivatives	—	—	—	261,000	(a)	—		261,000
Ad valorem taxes	—	—	8,284,000	—		—		8,284,000
Contingent consideration	—	—	—	—		10,637,872	(h)	10,637,872
Commodity derivatives	—	—	261,000	(261,000)	(a)	—		—
Right-of-use liabilities	—	—	142,000	(142,000)	(a)	—		—
Long term debt, net	—	—	—	—		—		—
Total non-current liabilities	16,150,346	51,000	11,753,000	—		59,212,557		87,166,903
Total liabilities	26,074,972	327,000	82,263,000	—		17,320,557		125,985,529
Commitments and contingencies
Shareholders'/Member's equity
Preferred shares	—	—	—	—		—		—
Common shares	116,081,031	—	—	—		27,555,222	(g)	143,636,253
Additional paid-in capital	13,267,196	—	—	—		—		13,267,196
Accumulated other comprehensive income	9,864,979	—	—	—		—		9,864,979
Preferred equity	—	—	95,886,000	—		(95,886,000)	(c)	—
Common equity	—	57,000,000	242,518,000	—		(299,518,000)	(c)	—
Accumulated deficit	(38,995,173)	(37,672,000)	(296,122,000)	—		335,132,000	(c)	(42,895,173)
						(3,900,000)	(f)
						(1,338,000)	(b)
Total shareholders' equity	100,218,033	19,328,000	42,282,000	—		(37,954,778)		123,873,255
Total liabilities and shareholders'/member's equity	$126,293,005	$19,655,000	$124,545,000	$—		$(20,634,221)		$249,858,784

Epsilon Energy Ltd.
Unaudited Pro Forma condensed Combined Statements of Operations
For the Nine Months Ended September 30, 2025

				Transaction Accounting Adjustments
	Historical			Conforming and		Acquisition		Pro Forma
	Epsilon	Peak BLM	Peak E&P	Reclassifications		Adjustments		Combined
Revenues from contracts with customers:
Gas, oil, NGL, and condensate revenue	$31,586,766	$1,813,000	$23,153,000	$—		$—		$56,552,766
Gas gathering and compression revenue	5,182,566	—	—	—		—		5,182,566
Total revenue	36,769,332	1,813,000	23,153,000	—		—		61,735,332

Operating costs and expenses:
Lease operating expenses	7,615,735	350,000	7,497,000	3,206,000	(a)	—		18,668,735
Gathering system operating expenses	1,729,988	—	—	—		—		1,729,988
Depletion, depreciation, amortization, and accretion	9,247,973	—	—	8,468,000	(a)	(5,864,836)	(b)	11,871,904
				169,000	(a)	(148,233)	(b)
Depletion, depreciation, amortization	—	545,000	7,923,000	(8,468,000)	(a)	—		—
Accretion expense	—	3,000	166,000	(169,000)	(a)	—		—
Impairment expense	2,676,669	—	—	1,716,000	(a)	—		4,392,669
Production and ad valorem taxes	—	233,000	2,973,000	(3,206,000)	(a)	—		—
Abandonment	—	—	1,716,000	(1,716,000)	(a)	—		—
Impairment of oil and gas properties	—	29,655,000	18,333,000	—		(47,988,000)	(g)	—
General and administrative expenses:								—
Stock based compensation expense	1,148,289	—	—	—		—		1,148,289
Other general and administrative expenses	5,748,081	—	—	6,248,000	(a)	(280,855)	(h)	11,715,226
General and administrative	—	1,659,000	4,589,000	(6,248,000)	(a)	—		—
Total operating costs and expenses	28,166,735	32,445,000	43,197,000	—		(54,281,924)		49,526,811
Operating income (loss)	8,602,597	(30,632,000)	(20,044,000)	—		54,281,924		12,208,521

Other income (expense):
Interest income	117,440	163,000	—	—		—		280,440
Interest expense	(43,783)	8,000	(5,549,000)	—		2,762,720	(c)	(2,822,063)
Gain on derivative contracts	2,076,000	—	3,173,000	—		—		5,249,000
Other expense	(28,086)	—	—	—		—		(28,086)
Loss on sale of assets	—	(2,383,000)	(3,000)	—		2,386,000	(i)	—
Other gain	—	—	324,000	—		—		324,000
Other income (expense), net	2,121,571	(2,212,000)	(2,055,000)	—		5,148,720		3,003,291

Net income (loss) before income tax expense (benefit)	10,724,168	(32,844,000)	(22,099,000)	—		59,430,644		15,211,812
Income tax expense	4,084,378	—	—	—		942,405	(d)	5,026,783
NET INCOME (LOSS)	$6,639,790	$(32,844,000)	$(22,099,000)	$—		$58,488,239		$10,185,029

Net income per share, basic	$0.30					$$0.07	(e)	$$0.37
Net income per share, diluted	$0.30					$$0.04	(e)	$$0.34
Weighted average number of shares outstanding, basic	22,028,248					5,681,489	(e)	27,709,737
Weighted average number of shares outstanding, diluted	22,170,223					7,916,336	(e)	30,086,559

Epsilon Energy Ltd.
Unaudited Pro Forma condensed Combined Statements of Operations
For the Year Ended December 31, 2024

				Transaction Accounting Adjustments
	Historical			Conforming and		Acquisition		Pro Forma
	Epsilon	Peak BLM	Peak E&P	Reclassifications		Adjustments		Combined
Revenues from contracts with customers:
Gas, oil, NGL, and condensate revenue	$25,998,712	$3,504,000	$41,740,000	$—		$—		$71,242,712
Gas gathering and compression revenue	5,524,063	—	—	—		—		5,524,063
Total revenue	31,522,775	3,504,000	41,740,000	—		—		76,766,775

Operating costs and expenses:
Lease operating expenses	7,264,824	740,000	11,750,000	5,917,000	(a)	—		25,671,824
Gathering system operating expenses	2,265,190	—	—	—		—		2,265,190
Depletion, depreciation, amortization, and accretion	10,185,119	—	—	228,000	(a)	(9,656,450)	(b)	14,207,738
				13,596,000	(a)	(144,931)	(b)
Depletion, depreciation, amortization	—	1,413,000	12,183,000	(13,596,000)	(a)	—		—
Accretion expense	—	5,000	223,000	(228,000)	(a)	—		—
Impairment expense	1,450,076	—	—	7,118,000	(a)	—		8,568,076
Production and ad valorem taxes	—	464,000	5,453,000	(5,917,000)	(a)	—		—
Abandonment	—	886,000	6,232,000	(7,118,000)	(a)	—		—
General and administrative expenses:
Stock based compensation expense	1,244,416	—	—	—		—		1,244,416
Other general and administrative expenses	5,688,714	—	—	9,747,000	(a)	3,900,000	(f)	19,335,714
						(1,587,291)	(h)	(1,587,291)
General and administrative	—	2,835,000	6,912,000	(9,747,000)	(a)	—		—
Total operating costs and expenses	28,098,339	6,343,000	42,753,000	—		(7,488,672)		69,705,667
Operating income (loss)	3,424,436	(2,839,000)	(1,013,000)	—		7,488,672		7,061,108

Other income (expense):
Interest income	493,277	38,000	—	—		—		531,277
Interest expense	(46,400)	—	(8,630,000)	—		4,914,960	(c)	(3,761,440)
Loss on derivative contracts	(391,147)	—	(2,128,000)	—		—		(2,519,147)
Other income	76,727	317,000	480,000	—		—		873,727
Loss on sale of assets	—	—	(301,000)	—		301,000	(i)	—
Other income (expense), net	132,457	355,000	(10,579,000)	—		5,215,960		(4,875,583)

Net income (loss) before income tax expense (benefit)	3,556,893	(2,484,000)	(11,592,000)	—		12,704,632		2,185,525
Income tax expense (benefit)	1,629,093	—	—	—		(287,987)	(d)	1,341,106
NET INCOME (LOSS)	$1,927,800	$(2,484,000)	$(11,592,000)	$—		$12,992,619		$844,419

Net income (loss) per share, basic	$0.09					$($0.06)	(e)	$$0.03
Net income (loss) per share, diluted	$0.09					$($0.06)	(e)	$$0.03
Weighted average number of shares outstanding, basic	21,930,277					5,681,489	(e)	27,611,766
Weighted average number of shares outstanding, diluted	21,930,277					7,916,336	(e)	29,846,613

Epsilon Energy Ltd.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of Epsilon and the historical consolidated financial statements of Peak E&P and Peak BLM.  The acquisition of the Acquired Companies has been assumed to be accounted for as a business combination in accordance with ASC 805.  The assets acquired and liabilities assumed are estimated at their respective fair values as of September 30, 2025. Any transaction costs were assumed to be expensed as incurred in accordance with ASC 805.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2025 and the Year Ended December 31, 2024 were prepared assuming the acquisition of the Acquired Companies occurred on January 1, 2024. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025 was prepared as if the acquisition of the Acquired Companies had occurred on September 30, 2025. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Epsilon would have been had the acquisition of the Acquired Companies occurred on the dates noted above, nor are they indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations. In Epsilon’s opinion, all adjustments that are necessary to fairly present the unaudited pro forma condensed combined financial information have been made.

2.	Consideration and Purchase Price Allocation

The preliminary allocation of the total purchase price is based upon management’s estimates of, and assumptions related to, the fair value of assets acquired and liabilities to be assumed as of November 14, 2025, using currently available information and market data. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred and the fair value of assets acquired and liabilities assumed by Epsilon are as follows:

Consideration:	5,681,489
Common Shares issued	$4.85
Common Share price at November 14, 2025	$27,555,222
Common Shares consideration	2,234,847
Contingent consideration	$4.76
Common Share price at November 19, 2025	10,637,872
Contingent consideration	50,336,000
Repayment of indebtedness of Peak E&P	$88,529,093
Total consideration

Fair value of assets acquired:
Cash and cash equivalents	$5,187,000
Accounts receivable, net	9,614,000
Fair value of derivatives, current	712,000
Other assets, current	861,000
Oil and gas properties	101,033,779
Other property and equipment	4,984,000
Fair value of derivatives, non-current	538,000
Other assets, non-current	636,000
Amounts attributable to assets acquired	$123,565,779

Fair value of liabilities assumed:
Accounts payable trade	$10,473,000
Accrued capital expenditures	19,000
Oil and natural gas revenue payable	9,565,000
Other accrued liabilities	4,683,000
Fair value of derivatives, current	104,000
Operating lease liabilities, current	150,000
Asset retirement obligation	1,355,686
Fair value of derivatives, non-current	261,000
Operating lease liabilities, non-current	142,000
Other liabilities, non-current	8,284,000
Amounts attributable to liabilities assumed	$35,036,686

Total identifiable net assets	$88,529,093

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Epsilon. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that Epsilon believes provide a reasonable basis for presenting the significant effects of the acquisition of the Acquired Companies. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025:

(a)	Adjustments necessary to reclassify various assets and liabilities to conform to the presentation of Epsilon.
(b)	As a closing condition to consummate the acquisition of the Acquired Companies, Epsilon repaid the outstanding debt of Peak E&P of $50.3 million. Epsilon drew down on its revolving line of credit in order to repay the outstanding debt of Peak E&P. The outstanding debt of Peak E&P includes $1.3 million of unamortized debt issuance costs, which will be written off by Peak E&P and is shown as a charge against accumulated deficit.
(c)	Adjustments necessary to remove the historical book basis of proved property, unproved property, accumulated depreciation, depletion, amortization and impairment as well as the historical book basis of member’s equity of the Acquired Companies.
(d)	Adjustments necessary to reflect the estimated fair value of proved and unproved oil and natural gas properties. The fair value of proved oil and natural gas properties was estimated using a discounted cash flow approach and strip oil and natural gas prices as of November 14, 2025.
(e)	Adjustments necessary to reflect the estimated fair value of asset retirement obligations assumed as of September 30, 2025. The fair value of asset retirement obligations was estimated using assumptions consistent with those of Epsilon, including a credit-adjusted risk-free rate of 8.25%, an inflation rate of 2.0%, a 35 year well life and a reclamation cost of $0.2 million per well.
(f)	Adjustment necessary to reflect estimated direct costs for the acquisition of the Acquired Companies expected to be incurred subsequent to September 30, 2025. These estimated direct costs will be incurred during the latter part of 2025 and early 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as though incurred and payable at September 30, 2025.
(g)	Adjustment necessary to reflect the issuance of 5,681,489 Common Shares of Epsilon, based on the November 14, 2025 closing price of Epsilon of $4.85 per Common Share.
(h)	Under the Peak BLM Purchase Agreement and, subject to the conditions of the Peak BLM Purchase Agreement, Epsilon issued an additional 2,234,847 Common Shares which settled on November 19, 2025.
(i)	Adjustment to include certain incremental liabilities of the sellers that are being assumed by Epsilon.
(j)	Adjustment necessary to reflect the estimated fair value of a building acquired from Peak E&P. The value of the building acquired was based upon a third-party appraisal.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2025 and the Year Ended December 31, 2024:

(a)	Adjustments necessary to reclassify various expenses to conform to the presentation of Epsilon.
(b)	Adjustments necessary to depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired and accretion expense from new asset retirement obligations recognized as a result of the acquisition of the Acquired Companies. The depletion adjustment was calculated using the unit-of-production method under the successful efforts method of accounting using estimated proved reserves and production volumes attributable to the Acquired Companies.
(c)	Adjustment necessary to reflect the estimated interest expense in the period presented with respect to the incremental borrowings to finance the acquisition of the Acquired Companies. The interest rate utilized as of September 30, 2025 was 7.5% per annum. A one-eighth point change in interest rates as of September 30, 2025 would change interest expense by $0.1 million for the nine months ended September 30, 2025 and the year ended December 31, 2024.
(d)	Adjustment necessary to reflect estimated income taxes from the operations of the Acquired Companies. Income taxes were estimated by applying the statutory rate of 21.0% to pre-tax income of the operations of the Acquired Companies and to the transaction accounting adjustments.
(e)	The following table reconciles historical and pro forma basic and diluted earnings per share for the period indicated:

	For the Nine Months		For the Year Ended
	Ended September 30, 2025		December 31, 2024
	Historical	Pro Forma	Historical	Pro Forma
Net Income	$6,639,790	$10,185,029	$1,927,800	$844,419

Common shares:
Common Shares outstanding — basic	22,028,248	27,709,737	21,930,277	27,611,766
Dilutive effect of potential Common Shares	141,975	2,376,822	—	2,234,847
Common Shares outstanding — diluted	$22,170,223	$30,086,559	$21,930,277	$29,846,613

Net income per share:
Basic	$0.30	$0.37	$0.09	$0.03
Diluted	$0.30	$0.34	$0.09	$0.03

(f)	Adjustment necessary to reflect estimated direct costs expected to be incurred subsequent to September 30, 2025 for the acquisition of the Acquired Companies. These estimated direct costs will be incurred during the latter part of 2025 and early 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations as though incurred for the year ended December 31, 2024.
(g)	Adjustment necessary to remove impairments during the nine months ended September 30, 2025. The Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2025, assumes the acquisition of the Acquired Companies occurred on January 1, 2024 and the acquired assets are recorded at their respective fair values, including oil and gas properties.
(h)	Adjustment necessary to remove certain non-recurring general and administrative costs of the Acquired Companies. During the nine months ended September 30, 2025 and the year ended December 31, 2024, the Acquired Companies incurred various non-recurring costs in preparation for an initial public offering. These costs included legal, accounting, consulting, engineering and other associated costs. Such amounts represent non-recurring costs that will not impact the ongoing operations of the Acquired Companies.
(i)	Adjustment necessary to remove losses on the sale of certain assets during the nine months ended September 30, 2025 and the year ended December 31, 2024. The Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months ended September 30, 2025 and the Year Ended December 31, 2024, assumes the acquisition of the Acquired Companies occurred on January 1, 2024 and the acquired assets are recorded at their respective fair values, including oil and gas properties and other property, plant and equipment.

4.	Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following tables set forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2024 for Epsilon, Peak BLM and Peak E&P. The reserve information of Epsilon has been prepared by DeGolyer and MacNaughton, independent petroleum engineers. Peak BLM and Peak E&P reserve information has been prepared by Cawley, Gillespie and Associates, Inc., independent petroleum engineers. The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the acquisition of the Acquired Companies taken place on January 1, 2024, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For Epsilon, Peak BLM and Peak E&P, the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2024.

ESTIMATED OIL AND NATURAL GAS RESERVES

	As of December 31, 2024
				Pro Forma
	Epsilon	Peak BLM	Peak E&P	Combined
Natural Gas (MMcf)
Net proved reserves at December 31, 2023	65,915	953	28,235	95,103
Revisions of previous estimates	8,157	717	(2,853)	6,021
Acquisitions	1,471	1,003	387	2,861
Extensions	—	945	9,592	10,537
Divestitures	—	(387)	(1,004)	(1,391)
Production	(6,142)	(211)	(2,323)	(8,676)
Net proved reserves at December 31, 2024	69,401	3,020	32,034	104,455
Natural Gas Liquids (MBbl) (2)
Net proved reserves at December 31, 2023	383	—	—	383
Revisions of previous estimates	88	—	—	88
Acquisitions	475	—	—	475
Extensions	—	—	—	—
Divestitures	—	—	—	—
Production	(69)	—	—	(69)
Net proved reserves at December 31, 2024	877	—	—	877
Oil and Condensate (MBbl)
Net proved reserves at December 31, 2023	341	274	5,011	5,626
Revisions of previous estimates	223	14	(459)	(222)
Acquisitions	1,192	48	19	1,259
Extensions	—	202	1,117	1,319
Divestitures	—	(19)	(48)	(67)
Production	(184)	(43)	(507)	(734)
Net proved reserves at December 31, 2024	1,572	476	5,133	7,181
Total Company (Mmcfe) (1)
Net proved reserves at December 31, 2023	70,262	2,597	58,301	131,160
Revisions of previous estimates	10,022	801	(5,606)	5,217
Acquisitions	11,473	1,291	501	13,265
Extensions	—	2,157	16,294	18,451
Divestitures	—	(501)	(1,291)	(1,792)
Production	(7,660)	(469)	(5,365)	(13,494)
Net proved reserves at December 31, 2024	84,097	5,876	62,834	152,807

(1) Assumes a ratio of 1 bbl of oil per 6 Mcfe.

(2) Peak E&P and Peak BLM reserve quantities are shown in 2-streams, with natural gas liquids included with natural gas.

ESTIMATED OIL AND NATURAL GAS RESERVES

	As of December 31, 2024
				Pro Forma
	Epsilon	Peak BLM	Peak E&P	Combined
Proved developed reserves:
Oil (MBbl)	847	274	3,562	4,683
Natural Gas (MMcf)	56,851	2,075	18,283	77,209
Natural gas liquids (MBbl) (2)	490	—	—	490
Total proved developed reserves (Mmcfe) (1)	64,872	3,720	39,657	108,249
Proved undeveloped reserves:
Oil (MBbl)	725	202	1,571	2,498
Natural Gas (MMcf)	12,550	945	13,751	27,246
Natural gas liquids (MBbl) (2)	387	—	—	387
Total proved undeveloped reserves (Mmcfe) (1)	19,225	2,156	23,177	44,558

ESTIMATED OIL AND NATURAL GAS RESERVES

	As of December 31, 2023
				Pro Forma
	Epsilon	Peak BLM	Peak E&P	Combined
Proved developed reserves:
Oil (MBbl)	272	274	4,306	4,852
Natural Gas (MMcf)	47,555	953	20,374	68,882
Natural gas liquids (MBbl) (2)	249	—	—	249
Total proved developed reserves (Mmcfe) (1)	50,681	3,720	39,657	99,488
Proved undeveloped reserves:
Oil (MBbl)	69	—	705	774
Natural Gas (MMcf)	18,361	—	7,861	26,222
Natural gas liquids (MBbl) (2)	134	—	—	134
Total proved undeveloped reserves (Mmcfe) (1)	19,579	2,156	23,177	31,670

(1) Assumes a ratio of 1 bbl of oil per 6 Mcfe.

(2) Peak E&P and Peak BLM reserve quantities are shown in 2-streams, with natural gas liquids included with natural gas.

The following table presents the Standardized Measure of Discounted Future Net Cash Flows (as defined by FASB Accounting Standards Codification 932) relating to the proved crude oil and natural gas reserves of Epsilon and of the Acquired Companies on a pro forma combined basis as of December 31, 2024. The Pro Forma Combined Standardized Measure shown below represents estimates only and should not be construed as the market value of either Epsilon’s crude oil and natural gas reserves or the crude oil and natural gas reserves attributable to the Acquired Companies.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS

	As of December 31, 2024
				Transaction		Pro Forma
	Epsilon	Peak BLM	Peak E&P	Adjustments		Combined
Future cash inflows	$248,266,584	$41,000,900	$441,235,616	$—		$730,503,100
Future production costs	(109,070,217)	(17,976,409)	(208,937,432)	—		(335,984,058)
Future development costs	(31,461,723)	(4,633,644)	(55,168,825)	—		(91,264,192)
Future income taxes	(18,611,204)	—	—	(19,267,334)	(a)	(37,878,538)
Future net cash flows (undiscounted)	89,123,440	18,390,847	177,129,359	(19,267,334)		265,376,312
10% annual discount for estimated timing of cash flows	(38,466,846)	(8,850,431)	(84,035,064)	8,439,101	(a)	(122,913,240)
Standardized measure of discounted future net cash flows	$50,656,594	$9,540,416	$93,094,295	$(10,828,233)		$142,463,072

(a)	Transaction adjustments represent the estimated effect of income taxes on the undiscounted and discounted future net cash flows associated with Peak BLM and Peak E&P.

The following table sets forth the changes in the Standardized Measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Epsilon and the Acquired Companies on a pro forma combined basis for the year ending December 31, 2024:

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS

	As of December 31, 2024
				Transaction		Pro Forma
	Epsilon	Peak BLM	Peak E&P	Adjustments		Combined
Beginning of year	$32,972,908	$7,471,670	$115,563,752	$(13,034,672)	(a)	$142,973,658
Revenue less production and other costs	(17,599,243)	(2,357,423)	(24,537,391)	—		(44,494,057)
Changes in price, net of production costs	(3,339,422)	(1,313,485)	(8,637,392)	—		(13,290,299)
Development costs incurred	14,319,839	(20,030)	—	—		14,299,809
Net changes in future development costs	(26,549,734)	664,820	5,760,297	—		(20,124,617)
Revisions of previous quantity estimates	6,014,458	1,350,685	(12,343,143)	—		(4,978,000)
Accretion of discount	3,742,998	747,167	11,556,375	1,303,467	(a)	17,350,007
Net change in income taxes	(3,647,700)	—	—	902,972	(a)	(2,744,728)
Purchases of reserves in place	40,846,884	1,457,831	572,562	—		42,877,277
Extensions	—	2,180,312	11,602,891	—		13,783,203
Sale of reserves in place	—	(572,562)	(1,457,831)	—		(2,030,393)
Timing differences and other technical revisions	3,895,607	(68,569)	(4,985,825)	—		(1,158,787)
End of year	$50,656,595	$9,540,416	$93,094,295	$(10,828,233)		$142,463,073

(a)	Transaction adjustments represent the estimated effect of income taxes on the undiscounted and discounted future net cash flows associated with Peak BLM and Peak E&P.